EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 10, 2002, included in Coldwater Creek Inc.’s Form 10-K for the year ended March 2, 2002 into Coldwater Creek Inc.’s previously filed Registration Statement on Form S-8 (File No. 333-82260); the Registration Statement on Form S-8 (File No. 333-60099); and the Registration Statement on Form S-8 (File No. 333-31699).

/S/    ARTHUR ANDERSEN LLP

Boise, Idaho
May 6, 2002